CONSENT OF INDEPENDENT ACCOUNTANTS




      We consent to the incorporation by reference in the registration statement of Perma-Fix Environmental Services, Inc. on Form S-3 of our report dated March 30, 1994, on our audit of the consolidated financial statement schedules of Perma-Fix Environmental Services, Inc., as of December 31, 1993, and for the year ended December 31, 1993, which report is included in the Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to our Firm under the caption "Experts".




                                  /s/ Coopers & Lybrand, L.L.P.

                                  Coopers & Lybrand, L.L.P.






Atlanta, Georgia
October 16, 1996